EXHIBIT 16.1

AJ Robbins, P.C.
Certified Public Accountants and Consultants
3033 East 1st Avenue
Suite 201
Denver, CO 80206



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 included in the Form 8-K dated February 8, 2002 of Solar Satellite Communication, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                            /s/ AJ Robbins, P.C.
                                                ----------------------
                                                AJ Robbins, P.C.
                                                Certified Public Accountants
                                                and Consultants

Denver, Colorado
February 8, 2002